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COMPANY PRESS RELEASE
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SOURCE: New World Pasta Company

New World Pasta Announces Sales and Income for Second Quarter of 1999


Harrisburg, PA, August 12, 1999/ - New World Pasta Company, the successor to the pasta business previously owned by Hershey Foods Corporation, today announced sales and earnings for the second quarter ended July 4, 1999. Net Sales for the second quarter of 1999 were $84,531,000, an increase of 0.3% from the second quarter of 1998. Income from operations was $4,496,000, a decline of 49.1%, and New World Pasta had a net loss of $691,000 for the second quarter. During the first six months of 1999, New World Pasta had net sales of $180,802,000, a decline of 6.3% from the same period in 1998. Income from operations of $7,680,000 declined by 63.4%, and the company had a net loss of $4,095,000 for the first six months of 1999. The increase in net sales for the second quarter was primarily the result of increases in unit volumes offset partially by a net price decline. The decrease in income from operations was due to the increase in sales volume, which was more than offset by an increase in cost of sales and increased operating expenses attributable primarily to the planned closing of the Kansas City plant. The net loss was primarily impacted by the net interest expense, non-recurring expenses incurred in connection with the recapitalization, and start-up costs, offset partially by the income tax benefit.

"Our second quarter results reflected the implementation of the initial stages of our revised marketing strategy," said C. Mickey Skinner, Chairman and Chief Executive Officer. "We believe that the full impact of these changes in our price and promotion strategy will be realized in the final trimester of the year, when the retail execution of these new promotion strategies is broadly implemented. We also are finalizing the transition from Hershey Foods and one-time charges should be coming to an end," Skinner concluded.

New World Pasta Company is the leading manufacturer and distributor of retail branded dry pasta in the United States, and is a supplier of dry pasta to the
U. S. private label, industrial and foodservice segments. New World markets its pasta products under the RONZONI, SAN GIORGIO, AMERICAN BEAUTY, SKINNER, P&R, LIGHT `N FLUFFY and MRS. WEISS' brand names.

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                             NEW WORLD PASTA COMPANY
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
               for the periods ended July 4, 1999 and July 5, 1998
                                 (in thousands)

                                                             (unaudited)                   (unaudited)
                                                         Three Months Ended             Six Months Ended
                                                     July 4, 1999  July 5, 1998    July 4, 1999   July 5, 1998
                                                     ------------  ------------    ------------   ------------
Net sales                                               $ 84,531     $ 84,263        $ 180,802      $ 192,910
Cost of sales                                             46,231       45,618           97,844        105,110
                                                    ------------- ------------    -------------  -------------

Gross profit                                              38,300       38,645           82,958         87,800
Selling and marketing expenses                            26,432       26,920           58,192         60,799
General and administrative expenses                        4,035        2,892            6,639          6,011
Non-recurring transaction expenses                           637            -            7,747              -
Cost of restructuring                                      2,700            -            2,700              -
                                                    ------------- ------------    -------------  -------------

Income from operations                                     4,496        8,833            7,680         20,990
Interest expense, net                                      6,985            -           12,411              -
                                                    ------------- ------------    -------------  -------------

Income (loss) before income taxes                         (2,489)       8,833           (4,731)        20,990
Income tax expense (benefit)                              (1,798)       3,365             (636)         7,997
                                                    ------------- ------------    -------------  -------------

Net income (loss)                                           (691)       5,468           (4,095)        12,993

Dividends on preferred stock                               3,248            -            5,832              -
                                                    ------------- ------------    -------------  -------------

Net income (loss) attributable to common stock          $ (3,939)     $ 5,468         $ (9,927)      $ 12,993
                                                    ============= ============    =============  =============

NOTE: Cost of Restructuring is the estimated net cost of executing the closing of the Kansas City, Kansas plant announced May 20, 1999. Included in this estimate is the cost of severance for plant employees, the write-off of equipment, as well as other facility exit costs.
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                           NEW WORLD PASTA COMPANY
                         CONSOLIDATED BALANCE SHEETS
                  As of July 4, 1999 and December 31, 1998
                      (in thousands, except share data)

                                                                                         1999                 1998
                                                                                     (unaudited)
                                                                                    -------------          ------------
 ASSETS
Current assets:
  Cash and cash equivalents                                                             $11,198                   $0
  Trade and other receivables, net                                                       18,150               18,447
  Deferred income taxes                                                                   1,642                3,275
  Prepaid expenses and other current assets                                               2,149                4,793
  Inventories, net                                                                       22,513               22,547

      Total current assets                                                               55,652               49,062

Property, plant and equipment, net                                                      105,483              108,928
Deferred income taxes                                                                   111,899                    0
Intangible assets, net                                                                   65,798               67,027
Deferred debt costs, net                                                                  9,131                    0

Total assets                                                                            347,963              225,017


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt                                                       1,400                    0
  Loans payable                                                                             294                    0
  Accounts payable                                                                        7,771                9,657
  Accrued marketing costs                                                                12,255               10,932
  Accrued interest                                                                        6,582                    0
  Accrued cost of restructuring                                                           2,700                    0
  Other accrued liabilities                                                              11,824                7,675

      Total current liabilities                                                          42,826               28,264

Long term-debt, less current maturities                                                 298,250                    0
Deferred income taxes                                                                         0               21,937
Employee benefit liabilities                                                              7,872                7,872

      Total liabilities                                                                 348,948               58,073

Mandatorily redeemable cumulative preferred stock                                       119,317                    0

Stockholders' equity (deficit):
  Common Stock, $10 par value; 5,000,000 shares authorized;
      5,000,000 shares issued and outstanding as of July 4, 1999                         50,000                    0
  Additional paid-in capital                                                            112,906                    0
  Retained earnings (deficit)                                                          (283,208)             166,944

      Total stockholders' equity (deficit)                                             (120,302)             166,944

Total liabilities and stockholders' equity (deficit)                                    347,963              225,017